CONSENT OF INDEPENDENT ACCOUNTANTS


      We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 2-95451, 33-25218, 33-44191, 33-50847, 33-50849, and 33-58778) of The
Perkin-Elmer Corporation of our report dated July 24, 1996, appearing on page 48 of the Annual Report to Shareholders which is incorporated in this Annual Report on Form 10-K. We also consent to the incorporation by reference of our report on the Financial Statement Schedule, which appears on page 18 of this Form 10-K.




PRICE WATERHOUSE LLP







Stamford, Connecticut
September 19, 1996





















                         EXHIBIT 23